Exhibit 32.1

Certifications Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Whirlpool Corporation ("Whirlpool") for the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Marc R. Bitzer, as Chief Executive Officer of Whirlpool, and James W. Peters, as Chief Financial Officer of Whirlpool, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Whirlpool.

/s/ MARC R. BITZER
Name:	Marc R. Bitzer
Title:	Chairman of the Board, President and Chief Executive Officer
Date:	October 28, 2025

/s/ JAMES W. PETERS
Name:	James W. Peters
Title:	Executive Vice President and Chief Financial and Administrative Officer
Date:	October 28, 2025